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                                                                    EXHIBIT 99.4



                              Cooperation Agreement



This Cooperation Agreement (hereinafter the " Agreement") is entered into on this 27th day of August, 2000, by and among Sino-Overseas Construction Information Company, Limited (hereinafter "SCI or Party A"), a Chinese corporation, e Smart Systems, Inc. (hereinafter "eSSI or Party B"), a Nevada corporation, and Intermarket Ventures, Inc. (hereinafter "IVI or Party C"), a Utah corporation owning 100% equity of eSSI.


                                W I T N E S S T H


WHEREAS, Party A is privileged to access the Chinese market necessary for the project contemplated herein;

WHEREAS, Party B and Party C are resourceful in funding and have the state of the art technology necessary for the success of the project contemplated herein; and

WHEREAS, the Parties intend to have a cooperative joint venture in China (hereinafter "NewCo") for the project contemplated herein;

NOW, THEREFORE, for mutual promises, covenants and valuable considerations contained herein, the sufficiency of which is hereby acknowledged, the Parties have agreed upon the following:

I. NEWCO, CONTRIBUTIONS AND TIME OF CONTRIBUTION

1. A NewCo will be established in China by the Parties pursuant to a joint venture contract among the Parties.

2. Party A shall contribute the following:

(i) The software copyright known as IC CARD Comprehensive Administration System V1.0 of Construction System and other intangibles upon the establishment of NewCo;

(ii) The privilege and authorization granted by pertinent section of the Ministry of Construction to implement and promote IC Cards within the national construction system upon the establishment of NewCo;

(iii) The rights to implement and administrate local smart card projects under the existing and future contracts between SCI and entities affiliated with relevant local governments. These contractual rights shall be contributed immediately when and if NewCo is willing to assume such rights; and

(iv) Any other rights or privileges existing but overlooked now or acquired later related to the project contemplated herein upon the establishment of NewCo or at the time of the acquisition thereof.

3. Party B shall complete the following within 30 business days after a valid interim Business

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License is issued to NewCo as prescribed by PRC law:

(i) Invest US$22 million in cash as registered capital; and

(ii) Grant the use right of the Super Smart Card Technology pursuant to the Use and Distribution Agreement (hereinafter the "Use Agreement" and attached hereto as Exhibit I) executed concurrently with this Agreement.

4. Party C shall invest US$7 million in cash within 30 business days after a valid interim Business License is issued to NewCo as prescribed by PRC law.

5. For the contributions above, the Parties shall initially own NewCo in the following ratio:

(i) 50% by Party A;

(ii) 50% by Party B; and

(iii) 0% by Party C.

6. Party A and Party C agree that, both parties after 8 months from the establishment of NewCo, shall consult with each other regarding the establishment of ity Digital Industrial Base of China Upon agreement, provided that Party A is not in material breach of this Agreement or the JVC or the Use Agreement, and subject to approval of relevant PRC authority, Party C shall contribute an additional US$20 million as registered capital to be used for the construction of the production base, without changing the ownership percentages of the Parties upon being satisfied that the balance of the funding required to build such production base is available to NewCo on satisfactory terms.

7. By virtue of the Share Transfer Agreement (attached hereto as Exhibit II) among the Parties whereby Party A shall receive 45% equity interest in Party B, the Parties shall subsequently own NewCo in the following ratio:

(i) 25% by Party A;

(ii) 50% by Party B; and

(iii) 25% by Party C.

This subsequent ownership ratio must be indicated on the Foreign Investment Enterprise Approval Certificate and the Business License of NewCo in order to trigger Party B's and Party C's contribution obligation hereunder or any obligation of Party C in the Share Transfer Agreement.

II. REGISTERED CAPITAL AND TOTAL INVESTMENT OF NEWCO

The NewCo shall have a registered capital of US$29 million and a total investment of US$29 million.

III. BUSINESS SCOPE OF NEWCO

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The Business Scope of NewCo shall be: mport, manufacture, production, sales, scientific development, systems integration and installation of Smart Cards and readers, post-sales services, client services and training, and development of digital smart card software and hardware, construction and system integration, management and operation of the Smart Card transaction center, network and e-Commerce construction, and implementation and administration of services for the Smart Cards and readers sold to the transaction center, including maintenance and upgrading services.

IV. BOARD AND MANAGEMENT OF NEWCO

1. NewCo shall have 8 Directors. Party A shall have 4 seats on the Board, Party C shall have 4 seats on the Board and Party B shall have 0 seat on the Board.

2. NewCo shall have a General Manager, a Deputy General Manager and a Chief Financial Officer.

3. The Chairperson of the Board and the General Manager (who must be concurrently a Director) shall be nominated by Party A. The Deputy Chairperson, the Deputy General Manager(who must be concurrently a Director) and the Chief Financial Officer shall be nominated by Party B.

4. Any single expense or accumulative expenses for a same matter exceeding RMB100,000.00 by NewCo shall require joint approval and sign-off by the General Manager and the Chief Financial Officer.

5. All other employees shall be recruited publicly through advertisement based on merit and ability.

V. SHELL COMPANY, BOARD COMPOSITION THEREOF AND SHARE TRANSFER

1. Pursuant to the Share Transfer Agreement, Party B, which is now wholly owned by Party C, shall be owned in the following ratio when shares are transferred to Party A:

(i) 45% by Party A;

(ii) 45% by Party C; and

(iii) 10% by the public.

2. Party B when a public company shall have 9 Directors. Party A shall have 3 seats on the Board, Party C shall have 3 seats on the Board, and Party A and Party C shall jointly nominate 3 independent Directors that are qualified to comply with the corporate governance provisions of NASDAQ.

3. The Chairperson of the Board, the President and the Chief Financial Officer shall be nominated by Party C. The Deputy Chairperson of the Board, one Director and a Senior Vice President shall be nominated by Party A.

4. Any single expense or accumulative expenses for a same matter exceeding US$100,000.00 by the Shell Company shall require joint approval and sign-off by the Chief Financial Officer

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and the Senior Vice President appointed by Party A.

5. If requested, Party C shall assist Party A in setting up a U.S. holding company to hold its interest in Party B. Party C shall provide such assistance free of charge, however, Party A shall be responsible for the disbursements therefore.

6. No Party shall sell or otherwise transfer its shares in the Shell Company to any third party within 3 years after NewCo is established. If the Ministry of Construction approves and permits another organization to conduct card issuance and/or central processing at inter-provincial level, one additional no-transfer year shall be imposed on Party A while Party C shall be free to sell or otherwise transfer its shares to any third party at any time.

7. Financial controls shall be implemented in compliance with U.S. GAAP and other relevant laws and regulations, including all SEC rules and exchange regulations.

8. Party A and Party C agree not to directly or indirectly acquire shares of the Merged Shell Company on the market without the advance written consent of the other Party. In the event any shares are so acquired in violation of this provision, such shares shall not be entitled to a vote for any reason.


VI. REPRESENTATIONS AND WARRANTIES

1. Party A hereby represents and warrants that:

(i) at the time of the execution hereof, it is designated by the Ministry of Construction to conduct market studies and feasibility studies, draft development plans, raise funds, conduct biding, seek cooperation partners, and set up a company to conduct businesses such as construction, maintenance and management of system networks and unified card issuance and recharge in collaboration with local government agencies in charge of city construction and relevant organizations involved in relevant applications.

(ii) the rights and privileges contributed by Party A to NewCo under hereunder constitute all rights and entitlements currently owned by Party A in connection with any IC business of any kind in China;

(iii) Party A will not partake in any businesses in China in any manner that would be detrimental to the interests of NewCo;

(iv) NewCo shall have the exclusive right to perform the contracts between Party A and the entities affiliated to relevant local governments, and these contractual rights are legally assumable by NewCo;

(v) NewCo shall have the right but not the obligation to take over all equity interests in the local MCCs which Party A owns now or shall own in the future, and such equity interests are or will be transferable by Party A to NewCo. If NewCo choose to acquire Party A's equity interests in the MCCs, the purchase price shall be Party A's cost;

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(vi) NewCo shall have the exclusive right to construct and operate the central transaction center and network under authority of MOC upon the establishment of NewCo. Party A shall use its best efforts directly and indirectly to prevent competitive products from being used in China where NewCo has agreements to provide Super Smart Cards.

(vii) Party A shall be responsible for arranging all financing necessary for the systems construction for the 15 cities with existing contracts with Party A. The financing terms must be acceptable to Party B and Party C.

2. Party B and Party C represent and warrant that:

(i) Party C is the sole owner of the proprietary Super Smart Card Technology to be licensed to NewCo pursuant to the Use Agreement (attached hereto as Exhibit
I);

(ii) NewCo will be the exclusive licensee to Party B Super Smart Card Technology in the exclusive territory in China pursuant to the terms, conditions and limitations set forth in the Use Agreement;

(iii) In the event NewCo or NewCo through Party A is successful in promoting new uses of the Super Smart Card Technology in China, Party B shall extend the exclusivity of the license to NewCo to cover such new uses as provided in the terms of the Use Agreement;

(iv) Party B will continuously license the latest Super Smart Card Technology to NewCo pursuant to the Use Agreement.

(v) Party B is 100% owned by Party C at the execution hereof and will be merged with a company listed either on the U.S. OTCBB or another U.S. National exchange no later than the issuance of a valid Business License to NewCo (at no cost to Party A). The merged Party B will immediately seek to be listed on the NASDAQ which should occur within 6 months after a valid Business License is issued to NewCo (at no cost to Party A and Party C). In seeking NASDAQ listing, Party B shall (automatically) apply for listing on the national market system of NASDAQ. Party A shall cooperate in providing necessary documents in a timely fashion;

(vi) The Merged Party B, shall be debt-free at the time the shares thereof are transferred to Party A;

(vii) Party C shall be liable for Party B if Party B fails to make its contribution hereunder or if the Merged Party B is not debt-free at the time the shares thereof are transferred to Party A;

(viii) Party C shall be responsible for the costs related to the transfer of the Merged Party B's shares to Party A.

VII. OTHER AGREEMENTS

1. NewCo will use Party B's technology as a first priority. If there is an incurable failure in Party B's technology during the examination and application procedure, Party A's technology will be used. If there is an incurable failure of both Party B's and Party A's technologies, an internationally recognized and mature technology will be used upon agreement by the Parties.

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2. The Parties and NewCo will use their best efforts to promote the use and distribution of Party B's technology in China if such technology proves to be successful.

3. The intellectual property rights to any improvements of the Super Smart Card Technology licensed under the Use Agreement shall be handled in accordance with the Use Agreement.

4. The Parties understand that the initial shipments of Super Smart Cards can come from outside of China in a Semi-Knock Down condition ("SKD") or completed condition and the card readers and certain software can be imported in an SKD condition when first introduced. The Parties shall work together to get the best price for the such imports. It is agreed that there can be NO COMPROMISE OF QUALITY and SECURITY.

5. Depending on the length of time customs formalities may take, Party B expects to be able to deliver in increments certain quantities (as many as possible) of SKD Super Smart Cards in December of 2000 with a commensurate increase of monthly quantities commencing in January of 2001 based on normal manufacturing procedures pursuant to market demand. Readers and relevant equipment shall be made available sooner for system integration.

6. Party A shall provide exclusive contracts to the joint venture for the supply and use of smart cards, readers and the private network to operate a transaction network in connection with the smart card operations in 15 cities throughout China. Party A represents that, during the first 3 years after the establishment of NewCo, NewCo will require a supply of approximately 33 million Super Smart Cards, however this number may increase to approximately 80 million to 300 million, including necessary support equipment related thereto as new contracts with new cities are made. The assets brought into the Joint Venture Company as additional capital by Party A must be described in detail in Appendixes 1 through 3. Appendix 1 shall list all contracts and joint ventures owned or entered into by Party A such contracts to be attached to this MOC; Appendix 2 shall list and describe in detail the IPR Party B acquires from Party A and will contribute to the Joint Venture Company without additional charge; and Appendix 3 shall list and describe all of the required certificates, approval and licenses that must be obtained and have been obtained before signing this Contract in order to operate the contemplated business of the Joint Venture Company. Appendix 1, Appendix 2 and Appendix 3 are an integral part of this MOC.

7. If NEWCO request, party B will provide, at the expense of NewCo, at least one qualified project engineer familiar with the Super Smart Card Technology to be in charge of coordinating the entire smart card business.

8. Within 3 years after the establishment of NewCo, no Party shall unilaterally issue stocks or otherwise raise funds (either publicly or privately) in China or abroad relying on its interests in NewCo or release information regarding NewCo for the unilateral benefit of that Party. All Parties shall use their best efforts to maximize the value of Party B's shares on the stock market under the laws of the United States or any other jurisdiction where Party B's shares may eventually be traded. If a Party breaches this provision, the other Parties shall be entitled to damages, which shall be at least equal to the profits obtained by such breaching Party for such breach.

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9. Party A and Party C shall cooperate with Party B with regard to supply of information on, among other things, the progress, activities, contracts and businesses of NewCo, so that correct and continuous announcements can be made to enhance the value of the Party B's shares for the benefits of the Parties hereto and the public shareholders.

10. Party A shall be responsible for the application for and obtaining of the approval of NewCo, including a valid Business License with a business scope that matches, in substance, the business scope described herein.

11. This agreement shall be binding upon the Parties and legally enforceable pursuant to its terms immediately upon its due execution by all Parties hereto.

12. If the Ministry of Construction approves and permits another organization to conduct card issuance and/or central processing at inter-provincial level, Party B and Party C shall have the right to conduct competing businesses alone or with other Chinese organizations in China.

13. Provided the Super Smart Card meets test standards of MOC, Party A guarantees that Party B's Super Smart Card Technology will meet China's Ministry of Construction standards when issued, which standard shall be utilized throughout China in any application or network under the administration of the Ministry of Construction; NewCo will deny network access to those systems that do not meet NewCo's standards; all those who are permitted network access to NewCo's system will pay for such access in accordance with NewCo's rules; and there is or shall be only one municipal MCC at the municipal level and only one provincial MCC at the provincial level which is authorized by MOC.

14. Party B agrees that its Super Card Technology will adopt the PSAM security management system and the uniform COS of the Ministry of Construction upon such fee and such terms that is equal to or less than the best price and such terms that are equal to or better than the best terms given to any other user.

15. The Parties will use their best efforts to jointly secure financing NewCo may need after the completion of the system construction for the existing 15 cities.


VIII. MISCELLANEOUS

1. Each Party shall designate necessary personnel to serve on a working committee to initiate a continuous dialogue for the benefit of NewCo and to immediately work together to create a business, marketing and working plan that is mutually acceptable and rewarding for all Parties.

2. The Parties shall keep all information regarding the project contemplated herein confidential.

3. The Parties may enter into supplemental agreements regarding the subject matter herein.

4. This Agreement is written in Chinese and English, both versions are equally effective.

5. This Agreement shall become effective upon execution hereof and shall be legally binding

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on the Parties hereto.

6. The execution, validity, interpretation and performance of this Agreement and the resolution of any dispute arising from or in relating hereto shall be governed by the published laws, regulations and rules of the People's Republic of China or, in any situation in which the published laws, regulations or rules of the People's Republic of China include no relevant provisions that address a particular issue, by general international practices.

7. Any question, dispute or difference arising from the execution and performance of or otherwise in connection with this Agreement shall first be resolved through good faith negotiations between or among the Parties. If no resolution is reached within 60 days of the written notice by either Party requesting such negotiation, any question, dispute or difference involving $10,000 or more shall be submitted to the China International Economic & Trade Arbitration Commission in Beijing, China (the "CIETAC") for final resolution by arbitration in accordance with the rules and procedures of the CIETAC. The CIETAC tribunal shall consist of three arbitrators. Within 15 days after the end of such 60 day period, Party A shall appoint one arbitrator and Party B or Party C shall appoint one arbitrator, and the two arbitrators appointed by the Parties shall select the third arbitrator, who must be from a third country and shall serve as the chairperson of the panel. The Parties shall at all times comply with and observe all requirements and rulings of the CIETAC regarding any question, dispute or difference submitted to the CIETAC for resolution. The arbitration proceedings shall be conducted and all documents relating thereto shall be submitted in English and Chinese. Any award or determination by the CIETAC tribunal shall be final and binding on the Parties.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the date and year first above written:


PARTY A         SCI


BY: _______________________
NAME:
TITLE: CHAIRMAN OF BOARD


PARTY B         ESSI


BY: ________________________
NAME:
TITLE: PRESIDENT



PARTY C         IVI


By: ______________________
Name:
Title: PRESIDENT